AMENDMENT NO. 4 TO AMENDED AND RESTATED
	      REVOLVING CREDIT AND TERM LOAN AGREEMENT

	This AMENDMENT NO. 4 TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment No. 4") is made and entered into as of March 29, 2002, by and among BANGOR HYDRO-ELECTRIC COMPANY, a Maine corporation having its chief executive office at 33 State Street, Bangor, Maine 04402 (the "Borrower"), FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), a national banking association having a place of business at 80 Exchange Street, Bangor, Maine 04401 ("Fleet"), and the other lending institutions listed on Schedule 1 to the Credit Agreement (as defined below) and Fleet as administrative agent and documentation agent for itself and such other lending institutions (the "Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower, the Banks, and the Agent entered into an Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 29, 1998 (as amended by Amendment No. 1 to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 29, 2001, Amendment No. 2 to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 1, 2001, and Amendment No. 3 to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 2001, as the same may be further amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks extended credit to the Borrower on the terms set forth therein; and

WHEREAS, the Borrower has requested an extension of the Revolving Credit
Loan Maturity Date, and the parties hereto have agreed to extend the Revolving Credit Loan Maturity Date on the terms set forth herein; and

WHEREAS, Fleet has approved, among the other amendments set forth herein, an increase in the Total Commitment to $60,000,000;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the provisions of the Credit Agreement as follows:

	1.  Amendments to Section 1 of the Credit Agreement.

(a) Section 1 of the Credit Agreement is hereby amended by deleting the following definition of "Consolidated Adjusted EBIT" in its entirety and replacing it with the following new definition, inserted in proper alphabetical order:

"Consolidated Adjusted EBIT. For any period, Consolidated Net Income (or deficit) for such period (a) plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income (or deficit) for such period, the sum of (i) total income tax expense, (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans) and (iii) solely for the purposes of determining compliance with Section 11.2 hereof, (A) the non-cash non-recurring charge related to the early retirement plan and severance arrangements implemented in connection with the corporate reorganization of the Borrower to be taken in the fiscal year ending December 31, 2002, and (B) any non-cash charges attributable to the impairment of goodwill of the Borrower to be taken in the fiscal year ending December 31, 2002; and (b) minus, to the extent included in Consolidated Net Income (or deficit) for such period, the amount which would appear in accordance with GAAP on a statement of income of the Borrower and its consolidated Subsidiaries opposite the heading "Allowance for equity funds used during construction" (or any similar item)."

(b) Section 1 of the Credit Agreement is hereby amended by deleting the following definitions of "Level I Status", "Level II Status", "Level III Status", "Level IV Status", "Level V Status" and "Level VI Status" in their entirety and replacing them with the following new definitions, inserted in proper alphabetical order:

"Level I Status. With respect to the Revolving Credit Loans, the Status that exists on any date if on such date the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BBB+ or better by S&P and, unless the Borrower is then unrated by Moody's, Baa1 or better by Moody's."

"Level II Status. With respect to the Revolving Credit Loans, the Status that exists on any date if on such date Level I Status does not exist, and the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BBB or better by S&P and, unless the Borrower is then unrated by Moody's, Baa1 or better by Moody's."

"Level III Status. With respect to the Revolving Credit Loans, the Status that exists on any date if on such date neither Level I Status nor Level II Status exists, and the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BBB- or better by S&P and, unless the Borrower is then unrated by Moody's, Baa2 or better by Moody's."

"Level IV Status. With respect to the Revolving Credit Loans, the Status that exists on any date if on such date neither Level I Status nor Level II Status nor Level III Status exists, and the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BB+ or better by S&P and, unless the Borrower is then unrated by Moody's, Ba1 or better by Moody's."

"Level V Status. With respect to the Revolving Credit Loans, the Status that exists on any date if on such date neither Level I Status nor Level II Status nor Level III Status nor Level IV Status exists, and the Borrower has a long-term senior secured debt or corporate credit rating (whether or not published) of BB or better by S&P and, unless the Borrower is then unrated by Moody's, Ba2 or better by Moody's."

"Level VI Status. With respect to the Revolving Credit Loans, the Status that exists on any date if on such date neither Level I Status nor Level II Status nor Level III Status nor Level IV Status nor Level V Status exists."

(c) Section 1 of the Credit Agreement is hereby amended by deleting the following "Pricing Table" in its entirety and replacing it with the following new Pricing Table, inserted in proper alphabetical order:

  Status       Applicable       Applicable      Applicable L/C    Commitment
	      LIBOR Margin      Base Rate            Rate          Fee Rate
	      (per annum)         Margin          (per annum)     (per annum)
				(per annum)

Level I         0.60%             0.00%              0.60%           0.20%

Level II        0.75%             0.00%              0.75%           0.25%

Level III       1.25%             0.25%              1.25%           0.375%

Level IV        1.75%             0.75%              1.75%           0.50%

Level V         2.00%             1.00%              2.00%           0.50%

Level VI        2.50%             1.50%              2.50%           0.625%


(d) Section 1 of the Credit Agreement is further amended by deleting the following definition of "Revolving Credit Loan Maturity Date" in its entirety and replacing it with the following new definition, inserted in proper alphabetical order:

	     "Revolving Credit Loan Maturity Date.  June 30, 2003."

(e) Section 1 is further amended by deleting the following definition of "Status" in its entirety and replacing it with the following new definition, inserted in proper alphabetical order:

	  "Status. The existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI
Status, as the case may be."

2. Amendment to Section 2.4 of the Credit Agreement. Section 2.4(a) of the Credit Agreement is hereby amended by adding the following phrase immediately after the words "Closing Date":

	   ", the effective date of any amendment and restatement of such note".

3.  Amendments to Section 9.4 of the Credit Agreement.

	(a) Section 9.4(a) of the Credit Agreement is hereby amended by deleting Section 9.4(a) in its entirety and restating it as follows:

	    "(a) as soon as practicable, but in any event not later than one-hundred twenty (120) days after the end of each fiscal year (i) of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statements of cash flows, operations and retained earnings for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification by Coopers & Lybrand or by other independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative
Agent, together with a written statement from such accountants to the effect that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default and
(ii) of Emera, Inc., the consolidated balance sheet of Emera, Inc.
and its Subsidiaries as at the end of such year, and the related consolidated statements of cash flows, operations and retained earnings for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification by Ernst & Young LLP or by other independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative
Agent, together with a written statement from such accountants to the effect that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;"

	(b) Section 9.4(b) of the Credit Agreement is hereby amended by deleting the phrase "fifty (50) days" and replacing it with the phrase "forty-five (45) days".

	(c) Section 9.4(h) is hereby amended by deleting the phrase "(1) on or about June 30 and December 31 of each year, a letter from S&P setting forth the Borrower's long-term senior secured debt or corporate credit rating then in effect and" and replacing it with the phrase "(1) once each year, a letter from S&P setting forth the Borrower's and Emera Inc.'s long-term senior secured debt or corporate credit rating then in effect and".

4. Amendment to Section 10 of the Credit Agreement. Section 10 of the Credit Agreement is hereby amended by adding the following Section 10.11 immediately after Section 10.10:

	"Section 10.11. Assignment of Service Agreement. The Borrower will not, and will not permit any of its Subsidiaries to, assign the Service Agreement."

5. Amendment to Section 11.1 of the Credit Agreement. Section 11.1 of the Credit Agreement is hereby amended by deleting Section 11.1 in its entirety and restating it as follows:

	"Section 11.1. Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth to be less than $150,000,000."

6. Amendment to Section 11.4 of the Credit Agreement. Section 11.4 of the Credit Agreement is hereby amended by deleting all of the second sentence of Section 11.4 and replacing it with: "Notwithstanding the foregoing, so long as no Default or Event of Default has occurred or is continuing, the Borrower may declare or otherwise become obligated to make dividend payments not to exceed one hundred percent (100%) of earnings applicable to common stock for each fiscal year; provided that the Borrower has a long term senior secured debt rating (whether or not published) of BBB or better by S&P. If the Borrower's long term senior secured debt rating is less than BBB by S&P at any time, then dividend payments shall not exceed seventy percent (70%) of earnings applicable to common stock for such fiscal year and each fiscal year thereafter."

7. Amendment to Schedule 1 to the Credit Agreement. Schedule 1 to the Credit Agreement is hereby amended by deleting Schedule 1 in its entirety and substituting in lieu thereof Schedule 1 attached hereto.

8. Conditions to Effectiveness. This Amendment No. 4 shall become effective as of the date hereof, subject to the satisfaction of each of the following conditions:

      (a) receipt by the Agent of this Amendment No. 4 duly and properly authorized, executed and delivered by each of the respective parties hereto;

      (b) the Borrower shall have delivered to the Agent certified copies of corporate resolutions of the Borrower satisfactory to the Agent authorizing this Amendment No. 4;

      (c) receipt by the Agent of the Borrower's audited financial statements pursuant to Section 9.4(a) in form and substance satisfactory to the Agent;

      (d) receipt by the Agent of an opinion of Borrower's counsel issued to the Agent and the Banks, in form and substance satisfactory to the Agent and the Banks; and

      (e) receipt by Bingham Dana LLP of payment of all fees and expenses incurred in the connection with the preparation of this Amendment No. 4.

9. Representations and Warranties. The Borrower represents and warrants to the Agent and the Banks as follows:

      (a) The execution, delivery and performance of each of this Amendment No. 4 and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been or will be authorized by proper corporate proceedings, and do not (i) require any consent or approval of the stockholders of the Borrower, (ii) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower, or (iii) contravene any provision of, or constitute an event of default or event which, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other material agreement, instrument or undertaking binding on the Borrower.

      (b) This Amendment No. 4 and the Credit Agreement, as amended as of the date hereof, and all of the terms and provisions hereof and thereof are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      (c) The execution, delivery and performance of this Amendment No. 4 and the transactions contemplated hereby do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

      (d) The representations and warranties contained in Section 8 of the Credit Agreement are true and correct in all material respects as of the date hereof as though made on and as of the date hereof.

      (e) After giving effect to this Amendment No. 4, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

10. Ratification, etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment No. 4 and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment No. 4.

11. GOVERNING LAW. THIS AMENDMENT NO. 4 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12. Counterparts. This Amendment No. 4 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

	    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment No. 4 as of the date first set forth above.

			       THE BORROWER:

			       BANGOR HYDRO-ELECTRIC COMPANY


			       By: /s/ David R. Black
				   ------------------
			       Name:  David R. Black
			       Title: Treasurer


			       THE BANKS:

			       FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), individually and as Administrative Agent and Documentation Agent


			       By: /s/ Neil C. Buitenhuys
				   ----------------------
			       Name:    Neil C. Buitenhuys
			       Title:   Senior Vice President


			       BANKNORTH, N.A. (F/K/A
			       PEOPLES HERITAGE BANK)


			       By: /S/ Lynn B. Hughes
				   ------------------
			       Name:   Lynn B. Hughes
			       Title:  Senior Vice President




						       Schedule 1
				BANKS
				-----
					       Commitment    Commitment
     Banks                   Address             Amount      Percentage
     -----                   -------           ----------    ----------

Fleet National Bank      80 Exchange Street    $52,000,000     86.6667%
			 Bangor, ME  04401

BankNorth, N.A.          One Portland Square    $8,000,000     13.3333%
			 Portland, ME 04101
					       -----------     ---------
   Total                                       $60,000,000       100%